UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2007

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50307		13-3711155
(Commission File Number)		(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

(925) 290-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Appointment of Certain Officers.

On November 15, 2007, FormFactor, Inc. announced the appointment of Jorge L. Titinger as Senior Vice President, Product Business Group. Mr. Titinger joined the company effective November 12, 2007.

Mr. Titinger, age 46, previously served as Chief Manufacturing Officer and Executive Vice President of Global Operations of KLA-Tencor Corporation, a supplier of process control and yield management solutions for semiconductor and related microelectronics industries, from February 2006 to October 2007.  He also served as Chief Administrative Officer of KLA-Tencor from January 2005 to February 2006, Senior Vice President and General Manager of KLA-Tencor’s Global Support Services and Field Operations Group from July 2004 to December 2005, and Vice President and General Manager of KLA-Tencor’s TI and Central USA Field Business Unit from January 2003 to July 2004. Prior to joining KLA-Tencor, he held several executive positions at Applied Materials, Inc., a manufacturer of semiconductor wafer fabrication equipment from 1998 to December 2002, including Vice President of Global Operations. Prior to that, he was President/Chief Operating Officer at Insync Systems, Inc., and held executive positions at NeTpower, Inc., and MIPS Computer Systems, Inc./Silicon Graphics, Inc. Mr. Titinger received a B.S. in electrical engineering, a M.S. in electrical engineering, and a M.S. in engineering management from Stanford University.

As Senior Vice President, Product Business Group of FormFactor, Mr. Titinger will be paid an annual base salary of $350,000 and is eligible to receive a bonus under the company’s Key Employee Bonus Plan at a target rate of 110% of base salary pursuant to his letter agreement with FormFactor. He will also be paid a sign-on bonus of $200,000.

Mr. Titinger was also granted, as of November 12, 2007, a stock option under the company’s 2002 Equity Incentive Plan to purchase 100,000 shares of FormFactor common stock with an exercise price of $38.46 per share (the closing price of the company’s stock on the Nasdaq Global Market on November 12th) that vests over 4 years, with 25% vesting on November 12, 2008 and the remainder vesting in equal monthly installments over the following three years. Mr. Titinger was also granted, as of November 12, 2007, restricted stock units under the company’s 2002 Equity Incentive Plan that represent the right to receive 13,650 shares of FormFactor common stock upon vesting. The restricted stock units will vest in three equal installments on November 1 of each of 2008, 2009 and 2010. The stock option and the restricted stock units are subject to vesting acceleration upon the occurrence of certain change in control events.

Mr. Titinger has also entered into an indemnity agreement and a change of control severance agreement, the terms of which are identical in all material respects to the forms of these agreements that FormFactor has previously entered into with its executive officers.  The forms of these agreements and the company’s 2002 Equity Incentive Plan and Key Employee Bonus Plan are described in the company’s Proxy Statement for its 2007 Annual Meeting of Stockholders, which FormFactor filed with the Securities and Exchange Commission, and are exhibits to the Company’s Form 10-K/A for the fiscal year ended December 30, 2006.

FormFactor issued a press release regarding Mr. Titinger’s appointment, which is included as Exhibit 99.01 to this Form 8-K.

Item 9.01.                              Exhibits.

Exhibit
Number	Exhibit Title or Description
99.01	Press release dated November 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2007	FORMFACTOR, INC.

	By:	/s/ STUART L. MERKADEAU
Stuart L. Merkadeau
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title or Description
99.01	Press release dated November 15, 2007.